Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-48863) pertaining to the InterActiveCorp Retirement Savings Plan of our report dated June 22, 2005, with respect to the financial statements and schedules of the InterActiveCorp Retirement Savings Plan (formerly USA Interactive Retirement Savings Plan) included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ ERNST & YOUNG LLP
New York, New York
June 22, 2005